5333 Westheimer, Suite 600 Houston, Texas 77056

Company Contact: Jon C. Biro Phone: 713-351-4100 Fax: 713-335-2222 www.icopolymers.com

ICO, INC. Reports Record Revenues of $78.1 Million and
Generates Profits for Sixth Consecutive Quarter

HOUSTON, TEXAS, May 10, 2005 - ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and film concentrates, today announced its second quarter financial results for the quarter ended March 31, 2005. Highlights included:

Unaudited Summary
Financial Information
($ in millions except percentages and per share data)

	Three Months Ended			Three Months
	March 31,			Ended
	2005	2004	Change	Dec. 31, 2004	Change

Revenues	$78.1	$67.5	$10.6	$71.4	$6.7
Gross profit	14.0	13.5	.5	13.5	.5
Gross margin	17.9%	20.0%	(2.1)%	18.9%	(1.0)%
Operating income	2.2	2.8	(.6)	2.2	-

Income from continuing operations	1.0	1.4	(.4)	1.4	(.4)

Basic earnings per share from continuing operations	$.04	$.06	$(.02)	$.06	$(.02)

For the quarter ended March 31, 2005, revenues increased to $78.1 million, up $10.6 million from $67.5 million in the same quarter last year. Higher selling prices primarily prompted by rising resin prices and stronger foreign currencies led to the revenue increase. Lower volumes resulting from softer customer demand, compared to the previous year quarter, offset a portion of the revenue increase.

Gross profit improved to $14.0 million, up $.5 million from the same quarter last year. This improvement was caused by effectively increasing product sales prices and managing raw material procurement. Additionally, the quarterly results were favorably impacted by higher raw material supplier rebates in Europe. Lower sales volumes partially offset these improvements. Gross margins declined from 20.0% for the quarter ended March 31, 2004 to 17.9% for the quarter ended March 31, 2005. This decline was primarily due to lower product sales volumes offset by the beneficial impact of improved feedstock margins (the difference between product selling price and raw material costs) and the supplier rebates recognized in Europe. The reduction in gross margin was caused by the increase in selling prices and, hence, higher sales revenues, which increased primarily due to rising resin prices. Higher resin prices have historically resulted in higher selling prices; however, gross profit may not increase, thus causing a reduction in gross margin.

Offsetting the gross profit improvement and leading to a decline in operating income was an increase in SG&A of $.9 million or 10%. This increase was primarily caused by third party implementation costs associated with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Section 404, which totaled $.3 million during the quarter. The Company is required to perform an evaluation of its internal controls in accordance with Sarbanes-Oxley Section 404 during the current fiscal year. Compliance with Sarbanes-Oxley also increased professional accounting fees by $.2 million due to the expected higher cost of the fiscal year 2005 audit to be performed by the Company’s independent auditors. The Company also incurred $.3 million of severance costs associated with layoffs within the ICO Polymers North America business and the corporate headquarters, as well as higher bad debt expense caused by slow paying customers in the Company’s ICO Brazil business. Last, foreign currencies caused approximately $.3 million of the SG&A expense increase. The following table summarizes certain SG&A expense changes:

	Three Months Ended March 31,
	2005	2004	Change
Professional accounting fees	$ .4	$ .2	$ .2
Severance expense	.3	-	.3
Third party Sarbanes - Oxley implementation expense	.3	-	.3
Bad debt expense	.2	-	.2
Total	$1.2	$ .2	$1.0

Income from continuing operations was $1.0 million, or $0.03 per fully diluted share, compared to income of $1.4 million, or $.05 per fully diluted share, in the second quarter of fiscal year 2004.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from continuing operations was $4.1 million in the second quarter of fiscal 2005 (includes non-cash stock option expense of $.2 million). This compares to $4.8 million of EBITDA from continuing operations for the same quarter last year (includes non-cash stock option expense of $.2 million). Management believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments, dividends and taxes. A full reconciliation of EBITDA with GAAP figures is attached in the financial tables that follow.

For the six months ending March 31, 2005, operating income improved $.6 million or 17% caused by higher gross profit, partially offset by higher SG&A expenses. The higher gross profit was caused by similar factors that influenced the year-over-year quarterly comparison described above. Gross margins declined from 19.5% for the six months ending March 31, 2004 to 18.4% for the six months ending March 31, 2005. This reduction was caused by the effect of higher resin prices on revenues partially offset by the impact of improved feedstock margins and the higher supplier rebates recognized in Europe. SG&A increased $2.0 million or 12.6% caused by stronger foreign currencies compared to the U.S. Dollar (an impact of approximately $.5 million), higher compensation and benefits costs of $.7 million and an increase in severance costs of $.4 million. In addition, third party Sarbanes-Oxley implementation costs were $.3 million and professional accounting fees increased $.3 million relating to the fiscal year 2005 audit to be performed by the Company’s independent accountants. The following table summarizes certain SG&A expense changes:

	Six Months Ended March 31,
	2005	2004	Change
Professional accounting fees	$ .8	$ .5	$ .3
Severance expense	.4	-	.4
Third party Sarbanes - Oxley implementation expense	.3	-	.3
Bad debt expense	.3	-	.3
Total	$1.8	$ .5	$1.3

Mr. W. Robert Parkey, Jr., President and Chief Executive Officer, stated, “Our Bayshore and ICO Europe businesses generated strong earnings for the first half of the year. The softening of volumes in the Australasian and ICO Polymers North America segments impacted the earnings generated from those regions. Lower customer demand in these regions was caused by the very high resin prices, market perception that resin prices may have peaked, and a temporary slowdown in the water tank sector of the market in Australia. Our ICO Brazil segment is working through a challenging market environment due to high resin prices and a slowdown within the agricultural segment of the market. Our management team is working hard to continue to make improvements in the business.”

Available borrowing capacity under the Company’s existing credit arrangements was $22.9 million as of March 31, 2005, compared to $22.4 million as of September 30, 2004. During the second quarter of fiscal 2005, the Company’s U.S. and European subsidiaries refinanced approximately $12.0 million of primarily short-term debt in several transactions, replacing it with term debt with maturities ranging from five years to fifteen years and carrying fixed interest rates ranging from 5.0% to 7.2%. Subsequent to the end of the fiscal second quarter, credit availability increased due to an increase in the Company’s U.S. credit facility to $25.0 million. The $10.0 million increase in the U.S. credit facility consists of an additional term loan facility to finance certain existing equipment and equipment to be purchased in the Company’s U.S. operations and an increase in the revolving credit line component of $5.0 million. Additionally, in April 2005, the Company received an expected $3.4 million U.S. income tax refund. On April 29, 2005, the Company gave notice of its desire to redeem $5.1 million of the Company’s 10 3/8% Series B Senior Notes at par value on June 1, 2005.

Cost Reductions Implemented During the Quarter

During the Company’s fiscal second quarter and early in the third quarter, management reduced annual overhead expenses by $.8 million. These cost savings were achieved through headcount reductions within ICO Polymers North America and the corporate headquarters and restructuring of the Company’s Brazilian operations.

Preferred Dividend

The Company’s Board of Directors has determined not to declare any dividend on its depositary shares, each representing ¼ of a share of its $6.75 convertible exchangeable preferred stock, for the quarter ending on June 30, 2005.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2005 second quarter earnings can be accessed at 10:00 a.m. Central Time on Wednesday, May 11, 2005 at www.firstcallevents.com, where the webcast replay will be archived. (Minimum requirements to listen to the broadcast are: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/player/download/download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 913-981-4900, passcode 1621824. The webcast will be archived for 10 days. A recording of the conference will be available until May 21, 2005 by dialing 719-457-0820, passcode: 1621824.

About ICO, Inc.

With 17 locations in 9 countries, ICO Polymers produces custom polymer powders for rotational molding and other polymers segments, including textiles, metal coatings and masterbatch. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the film industry.

This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company’s lack of asset diversification, international risks, operational risks, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2004 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Six Months Ended
	March 31,		December 31,	March 31,
	2005	2004	2004	2005	2004

Product Sales	$ 69,283	$ 58,490	$ 62,241	$ 131,524	$ 106,704
Toll Services	8,852	9,011	9,189	18,041	17,644
Total Revenues	78,135	67,501	71,430	149,565	124,348
Cost of sales and services	64,179	54,017	57,909	122,088	100,125
Gross Profit	13,956	13,484	13,521	27,477	24,223
Selling, general and administrative expense	9,546	8,660	8,756	18,302	16,261
Stock option compensation expense	190	231	207	397	242
Depreciation and amortization	2,016	1,934	2,036	4,052	3,986
Impairment, restructuring and other costs (income)	22	(116)	321	343	(12)
Operating income	2,182	2,775	2,201	4,383	3,746
Other income (expense):
Interest expense, net	(774)	(663)	(686)	(1,460)	(1,295)
Other income (expense)	(97)	59	141	44	271
Income from continuing operations before income taxes	1,311	2,171	1,656	2,967	2,722
Provision for income taxes	289	740	266	555	1,086
Income from continuing operations	1,022	1,431	1,390	2,412	1,636
Income (loss) from discontinued operations, net of benefit for
income taxes of ($73), $0, ($96), ($169) and ($51), respectively	(143)	3	(177)	(320)	(92)

Net income	$ 879	$ 1,434	$ 1,213	$ 2,092	$ 1,544

Basic income from continuing operations per common share	$ 0.04	$ 0.06	$ 0.06	$ 0.09	$ 0.06
Basic net income per common share	$ 0.03	$ 0.06	$ 0.05	$ 0.08	$ 0.06

Diluted income from continuing operations per common share	$ 0.03	$ 0.05	$ 0.05	$ 0.08	$ 0.05
Diluted net income per common share	$ 0.03	$ 0.05	$ 0.04	$ 0.07	$ 0.05

Earnings from continuing operations before interest expense, taxes,
depreciation and amortization (a)	$ 4,101	$ 4,768	$ 4,378	$ 8,479	$ 8,003

Gross Margin	17.9%	20.0%	18.9%	18.4%	19.5%

(a) See “Reconciliation of Selected Financial Data”

ICO, Inc.
Reconciliation of Selected Financial Data
(Unaudited and in thousands)

In this news release, the Company has presented the measurement EBITDA from continuing operations that is not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), but is derived from relevant items in the Company's GAAP financials. The reasons the Company believes this measurement is important to present and the risks associated with presenting this measurement are as follows:

● The measurement EBITDA from continuing operations is used by the managers and the Board of Directors of the Company to evaluate the Company's performance including its ability to service debt and is an indication of the Company’s developing liquidity position. Furthermore, the Company’s management uses this measure to make operational decisions in the ordinary course of business.
● The Company decided to use this measure as the Company believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments, dividends and taxes.
● The material limitation of the Non-GAAP measurement EBITDA from continuing operations, relates to this measure excluding certain items that affect the Company’s net income, as opposed to net income, which includes all such items.
● The Company mitigates this limitation by the provision of the specific detailed description and computation of the measure and computation of the measure and ensuring that this Non-GAAP measure is no more prominent in the Companys filings compared to GAAP measures of profitability.
● Investors in the Companys securities often ask the Companys management about the Companys trend of EBITDA from continuing operations.

	Three Months Ended			Six Months Ended
	March 31,		December 31,	March 31,
	2005	2004	2004	2005	2004

Net income	$ 879	$ 1,434	$ 1,213	$ 2,092	$ 1,544
Add to/(deduct from) net income:
(Income)/loss from discontinued operations	143	(3)	177	320	92
Provision for income taxes	289	740	266	555	1,086
Interest expense, net	774	663	686	1,460	1,295
Depreciation and amortization	2,016	1,934	2,036	4,052	3,986

EBITDA from continuing operations	$ 4,101	$ 4,768	$ 4,378	$ 8,479	$ 8,003

ICO, Inc.
Consolidated Balance Sheets
(Unaudited and in thousands, except share data and ratios)

	March 31,	September 30,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$ 1,590	$ 1,931
Trade accounts receivables	61,707	53,134
Inventories	37,531	32,290
Deferred income taxes	2,823	2,425
Prepaid expenses and other	7,533	6,826
Total current assets	111,184	96,606

Property, plant and equipment, net	51,445	52,198
Goodwill	8,947	8,719
Other	1,432	947
Total assets	$ 173,008	$ 158,470

LIABILITIES, STOCKHOLDERS' EQUITY AND
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Current liabilities:
Borrowings under credit facilities	$ 9,972	$ 8,878
Current portion of long-term debt	6,075	3,775
Accounts payable	30,054	31,856
Accrued salaries and wages	4,120	4,847
Other accrued liabilities	14,286	13,041
Total current liabilities	64,507	62,397

Deferred income taxes	4,127	3,663
Long-term liabilities	1,742	1,769
Long-term debt, net of current portion	26,932	19,700
Total liabilities	97,308	87,529

Commitments and contingencies	-	-
Stockholders' equity:
Convertible preferred stock, without par value- 345,000 shares authorized; 322,500 shares issued and outstanding with
a liquidation preference of $37,146 and $36,058, respectively	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,454,719 and 25,338,766 shares issued
and outstanding, respectively	44,121	43,807
Additional paid-in capital	103,830	103,452
Accumulated other comprehensive (loss)	226	(1,749)
Accumulated deficit	(72,490)	(74,582)
Total stockholders' equity	75,700	70,941
Total liabilities and stockholders' equity	$ 173,008	$ 158,470

OTHER BALANCE SHEET DATA
Working capital	$ 46,677	$ 34,209
Current ratio	1.7	1.5
Total debt	$ 42,979	$ 32,353
Debt-to-capitalization	36.2%	31.3%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Three Months Ended March 31:	2005	% of Total	2004	% of Total	Change	%
ICO Europe	$ 34,704	44%	$ 30,037	44%	$ 4,667	16%
ICO Courtenay - Australasia	11,596	15%	10,341	15%	1,255	12%
ICO Polymers North America	10,854	14%	9,814	15%	1,040	11%
ICO Brazil	1,771	2%	1,612	3%	159	10%
Total ICO Polymers	58,925	75%	51,804	77%	7,121	14%
Bayshore Industrial	19,210	25%	15,697	23%	3,513	22%
Consolidated	$ 78,135	100%	$ 67,501	100%	$ 10,634	16%

Six Months Ended March 31:	2005	% of Total	2004	% of Total	Change	%
ICO Europe	$ 65,473	44%	$ 54,360	44%	$ 11,113	20%
ICO Courtenay - Australasia	22,336	15%	20,000	16%	2,336	12%
ICO Polymers North America	19,678	13%	17,482	14%	2,196	13%
ICO Brazil	4,008	3%	3,232	2%	776	24%
Total ICO Polymers	111,495	75%	95,074	76%	16,421	17%
Bayshore Industrial	38,070	25%	29,274	24%	8,796	30%
Consolidated	$ 149,565	100%	$ 124,348	100%	$ 25,217	20%

Operating income (loss)
Three Months Ended March 31:	2005	2004	Change
ICO Europe	$ 1,645	$ 1,462	$ 183
ICO Courtenay - Australasia	387	1,215	(828)
ICO Polymers North America	327	893	(566)
ICO Brazil	(547)	5	(552)
Total ICO Polymers	1,812	3,575	(1,763)
Bayshore Industrial	2,390	1,650	740
Total Operations	4,202	5,225	(1,023)
General Corporate Expense*	(2,020)	(2,450)	430
Consolidated	$ 2,182	$ 2,775	$ (593)
* General corporate expense includes stock option compensation expense of $190 and $231 for the three months ended March 31, 2005 and 2004, respectively.

Six Months Ended March 31:	2005	2004	Change
ICO Europe	$ 2,914	$ 1,621	$ 1,293
ICO Courtenay - Australasia	1,322	2,340	(1,018)
ICO Polymers North America	204	1,065	(861)
ICO Brazil	(575)	(37)	(538)
Total ICO Polymers	3,865	4,989	(1,124)
Bayshore Industrial	4,508	2,625	1,883
Total Operations	8,373	7,614	759
General Corporate Expense*	(3,990)	(3,868)	(122)
Consolidated	$ 4,383	$ 3,746	$ 637
* General corporate expense includes stock option compensation expense of $397 and $242 for the six months ended March 31, 2005 and 2004, respectively.

Operating income (loss) as a percentage of revenues
	Three Months Ended March 31,			Six Months Ended March 31,
			Increase/			Increase/
	2005	2004	(Decrease)	2005	2004	(Decrease)
ICO Europe	5%	5%	0%	4%	3%	1%
ICO Courtenay - Australasia	3%	12%	(9%)	6%	12%	(6%)
ICO Polymers North America	3%	9%	(6%)	1%	6%	(5%)
ICO Brazil	(31%)	0%	(31%)	(14%)	(1%)	(13%)
Total ICO Polymers	3%	7%	(4%)	3%	5%	(2%)
Bayshore Industrial	12%	11%	1%	12%	9%	3%
Consolidated	3%	4%	(1%)	3%	3%	0%

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	March 31,		December 31,
	2005	% of Total	2004	% of Total	Change	%
ICO Europe	$ 34,704	44%	$ 30,769	43%	$ 3,935	13%
ICO Courtenay - Australasia	11,596	15%	10,740	15%	856	8%
ICO Polymers North America	10,854	14%	8,824	12%	2,030	23%
ICO Brazil	1,771	2%	2,237	4%	(466)	(21%)
Total ICO Polymers	58,925	75%	52,570	74%	6,355	12%
Bayshore Industrial	19,210	25%	18,860	26%	350	2%
Consolidated	$ 78,135	100%	$ 71,430	100%	$ 6,705	9%

Operating income (loss)
	Three Months Ended
	March 31,	December 31,
	2005	2004	Change
ICO Europe	$ 1,645	$ 1,269	$ 376
ICO Courtenay - Australasia	387	935	(548)
ICO Polymers North America	327	(123)	450
ICO Brazil	(547)	(28)	(519)
Total ICO Polymers	1,812	2,053	(241)
Bayshore Industrial	2,390	2,118	272
Total Operations	4,202	4,171	31
General Corporate Expense*	(2,020)	(1,970)	(50)
Consolidated	$ 2,182	$ 2,201	$ (19)

* General corporate expense includes stock option compensation expense of $190 and $207 for the three months ended March 31, 2005 and December 31, 2004, respectively.

Operating income (loss) as a percentage of revenues	Three Months Ended
	March 31,	December 31,	Increase/
	2005	2004	(Decrease)
ICO Europe	5%	4%	1%
ICO Courtenay - Australasia	3%	9%	(6%)
ICO Polymers North America	3%	(1%)	4%
ICO Brazil	(31%)	(1%)	(30%)
Total ICO Polymers	3%	4%	(1%)
Bayshore Industrial	12%	11%	1%
Consolidated	3%	3%	0%